Exhibit 1.1

AQUA METALS, INC.

UNDERWRITING AGREEMENT

New York, New York

            , 2015

National Securities Corporation

410 Park Avenue, 14th Floor

New York, NY 10022

Ladies and Gentlemen:

The undersigned, Aqua Metals, Inc., a company formed under the laws of the Delaware (“Company”), hereby confirms its agreement with National Securities Corporation (hereinafter referred to as “you” (including its correlatives) or the “Representative”) and with the other underwriters named on Schedule 1 hereto for which the Representative is acting as representative (the Representative and such other underwriters being collectively called the “Underwriters” or, individually, an “Underwriter”) as follows:

1. Purchase and Sale of Securities.

1.1. Firm Securities.

1.1.1. Nature and Purchase of Firm Securities.

(i) On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell, severally and not jointly, to the several Underwriters, an aggregate of [●] shares (“Firm Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

(ii) The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Shares set forth opposite their respective names on Schedule 1 attached hereto and made a part hereof at a purchase price (net of discounts and commissions) of $         per Share [92% of the per Share offering price]. The Firm Shares are to be offered initially to the public (the “Offering”) at the offering price set forth on the cover page of the Prospectus (as defined in Section 2.1.1 hereof).

1.1.2. Shares Payment and Delivery.

(i) Delivery and payment for the Firm Shares shall be made at 10:00 a.m., Eastern time, on the third (3rd) Business Day following the effective date (the “Effective Date”) of the Registration Statement (as defined in Section 2.1.1 below) (or the fourth (4th) Business Day following the Effective Date, if the Registration Statement is declared effective after 4:30 p.m.) or at such earlier time as shall be agreed upon in writing by the Representative and the Company at the offices of Golenbock Eiseman Assor Bell & Peskoe LLP, counsel to the Underwriters (“GEAB&P”), or at such other place (or remotely by facsimile or other electronic transmission) as shall be agreed upon in writing by the Representative and the Company. The hour and date of delivery and payment for the Firm Shares is called the “Closing Date.”

(ii) Payment for the Firm Shares shall be made on the Closing Date by wire transfer in Federal (same day) funds, payable to the order of the Company upon delivery of the certificates (in form and substance satisfactory to the Underwriters) representing the Firm Shares (or through the facilities of the Depository Trust Company (the “DTC”)) for the account of the Underwriters. The Firm Shares shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) full Business Days prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Shares except upon tender of payment by the Representative for all the Firm Shares. The term “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York City.

1.2. Over-allotment Option.

1.2.1. Option Shares. For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Shares, the Underwriters are hereby granted, an option to purchase up to [●] shares of Common Stock representing fifteen (15%) percent of the Firm Shares sold in the offering from the Company (the “Over-allotment Option”). Such additional Over-allotment Option shares of Common Stock, the net proceeds of which will be deposited with the Company’s account, are hereinafter referred to as “Option Shares.” The purchase price to be paid for the Option Shares will be the same price per Option Share as the price per Firm Shares set forth in Section 1.1.1 hereof. The Firm Shares and the Option Shares are hereinafter referred to collectively as the “Public Securities.”

1.2.2. Exercise of Option. The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Shares within 45 days after the Effective Date. The Underwriters will not be under any obligation to purchase any Option Shares prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representative, which must be confirmed in writing by overnight mail or facsimile or other electronic transmission setting forth the number of Option Shares to be purchased and the date and time for delivery of and payment for the Option Shares (the “Option Closing Date”), which will not be later than five (5) full Business Days after the date of the notice or such other time as shall be agreed upon in writing by the Company and the Representative, at the offices of GEAB&P or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon in writing by the Company and the Representative. If such delivery and payment for the Option Shares does not occur on the Closing Date, the Option Closing Date will be as set forth in the notice. Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Shares specified in such notice.

1.2.3. Payment and Delivery. Payment for the Option Shares will be made on the Option Closing Date by wire transfer in Federal (same day) funds as follows: $[        ] per Option Share, [92% of the per Option Share offering price], payable to the order of the Company upon delivery of certificates (in form and substance satisfactory to the Underwriters) representing the Option Shares (or through the facilities of DTC) for the account of the Underwriters. The Option Shares shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) full Business Days prior to the Option Closing Date. The Company shall not be obligated to sell or deliver the Option Shares except upon tender of payment by the Representative for applicable Option Shares.

1.3. Underwriters’ Warrants. The Company hereby agrees to issue and sell to each Underwriter on the Closing Date and Option Closing Date warrants to purchase that number of shares of Common Stock equal to an aggregate of 10% of the amount of Firm Shares and Options Shares, respectively, sold in the Offering(the “Underwriters’ Warrants”). The Underwriters’ Warrants as evidenced by the Underwriters’ Warrant Agreement, in the form attached hereto as Exhibit A, shall be exercisable, in whole or in part, commencing three hundred sixty (360) days after the Effective Date and expiring five (5) years after the Effective Date at an initial exercise price per share of $[___] [120% of the per Share offering price]. The Underwriters’ Warrants and the shares of Common Stock issuable upon exercise thereof (“Warrant Shares”) are sometimes referred to herein collectively as the “Warrant Securities.” The Underwriter understands and agrees that there are significant restrictions pursuant to FINRA Rule 5110 against transferring the Warrant Securities and by its acceptance thereof shall agree that it will not, sell, transfer, assign, pledge or hypothecate the Warrant Securities, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities other than in accordance with FINRA Rule 5110.

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2. Representations and Warranties of the Company. The Company for itself and its subsidiaries represents and warrants to the Underwriters as of the Applicable Time (as defined below) and as of the Closing Date and as of the Option Closing Date, if any, as follows:

2.1. Filing of Registration Statement.

2.1.1. Pursuant to the Act. The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement and an amendment or amendments thereto, on Form S-1 (File No. 333-204826), including any related preliminary prospectus or prospectuses, including those that omitted information pursuant to Rule 430A for the registration of the Public Securities under the Securities Act of 1933, as amended (the “Act”), which registration statement and amendment or amendments have been prepared by the Company in all material respects in conformity with the requirements of the Act and the rules and regulations of the Commission under the Act (the “Regulations”). Except as the context may otherwise require, such registration statement on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein by reference pursuant to Item 12 of Form S-1 and all information deemed to be a part thereof as of the Effective Date pursuant to paragraph (b) of Rule 430A of the Regulations and any registration statement filed pursuant to Rule 462(b)), is referred to herein as the “Registration Statement.” As used herein, the term “Preliminary Prospectus” shall mean the preliminary prospectus dated June 25, 2015 made part of the Registration Statement along with the Company’s issuer free writing prospectuses filed with the Commission on June 29, 2015 and July 6, 2015. The final prospectus in the form first furnished to the Underwriters for use in the Offering, is hereinafter called the “Prospectus.” The Registration Statement has been declared effective by the Commission on the date hereof. “Applicable Time” means 5:00 pm on             , 2015 on the Effective Date or such other time as agreed to in writing by the Company and the Representative.

2.1.2. Pursuant to the Exchange Act. The Company has filed with the Commission a Form 8-A (File Number                     ) providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Firm Shares, and the Option Shares. The registration of the Firm Shares and the Option Shares under the Exchange Act has been declared effective by the Commission on the date hereof.

2.2. No Stop Orders, etc. To the Company’s knowledge, neither the Commission nor any state regulatory authority has issued any order preventing or suspending the use of the Prospectus or the Registration Statement or has instituted or threatened to institute any proceedings with respect to such an order.

2.3. Disclosures in Registration Statement.

2.3.1. 10b-5 Representation. At the respective times of use of the Preliminary Prospectus and Prospectus and the effectiveness of the Registration Statement and any post-effective amendments thereto (and at the Closing Date and the Option Closing Date, if any):

(i) The Preliminary Prospectus, Prospectus, Registration Statement and any post-effective amendments thereto did and will contain all material statements that are required to be stated therein in accordance with the Act and the Regulations, and will in all material respects conform to the requirements of the Act and the Regulations;

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(ii) Neither the Preliminary Prospectus, the Prospectus nor the Registration Statement, nor any amendment or supplement thereto, on such dates, do or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation and warranty made in this Section 2.3.1(ii) does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representative expressly for use in the Preliminary Prospectus, the Prospectus or the Registration Statement or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the names of the Underwriters appearing in the “Underwriting” section of the Prospectus and the following additional disclosure contained in the “Underwriting” section of the Prospectus: (i) the fourth and sixth paragraphs under “Underwriting,” (ii) the statements in “Underwriting - Determination of Offering Price,” and (iii) the first paragraph under “Underwriting - Short Positions and Penalty Bids.” (the “Underwriters’ Information”).

2.3.2. Disclosure of Agreements. The agreements and documents described in the Preliminary Prospectus, the Prospectus and the Registration Statement conform to the descriptions thereof contained therein and there are no agreements or other documents required by the Act and the Regulations to be described therein or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Preliminary Prospectus or the Prospectus, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal or state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

2.3.3. Prior Securities Transactions. No securities of the Company that are required to be “integrated” pursuant to the Act or the regulations thereunder with the offer and sale of the shares of Common Stock pursuant to the Registration Statement have been offered or sold, either prior to the initial filing of the Registration Statement or the Effective Date, by the Company or, to the Company’s knowledge, any of its affiliates or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company, except as disclosed in the Registration Statement.

2.4. Changes After Dates in Registration Statement.

2.4.1. No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise specifically stated therein: (i) there has been no material adverse change in the condition, financial or otherwise, of the Company taken as a whole; (ii) there have been no material transactions entered into by the Company required to be disclosed in the Prospectus or the Registration Statement, other than as contemplated pursuant to this Agreement; and (iii) no officer or director of the Company has resigned from any position with the Company.

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2.4.2. Recent Securities Transactions, etc. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement and the Prospectus, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

2.5. Independent Accountants. To the knowledge of the Company, Armanino LLP (“Armanino”), whose report is filed with the Commission as part of the Registration Statement, are independent registered public accountants as required by the Act and the Regulations. Armanino has not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.6. Financial Statements. The financial statements, including the notes thereto and supporting schedules, if any, included in the Preliminary Prospectus, the Prospectus and the Registration Statement fairly present the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement, if any, present fairly the information required to be stated therein. The Preliminary Prospectus, the Prospectus and the Registration Statement discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons required to be disclosed under Item 303(a)(4) of Regulation S-K.

2.7. Authorized Capital; Options, etc. The Company had, at the date or dates indicated in the Preliminary Prospectus, the Prospectus and the Registration Statement, the duly authorized, issued and outstanding capitalization as set forth therein. Based on the assumptions stated in the Preliminary Prospectus, the Prospectus and the Registration Statement, the Company will have on the Closing Date the adjusted stock capitalization set forth therein (as such adjusted stock capitalization may be further adjusted for the final determination of the shares of Common Stock to be issued upon conversion of the Company’s Senior Secured Convertible Notes (“Convertible Notes”). Except as set forth in, or contemplated by, the Registration Statement and the Prospectus, on the Effective Date and on the Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued shares of Common Stock of the Company or any security convertible into shares of Common Stock of the Company, or any contracts or commitments on the part of the Company to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities.

2.8. Valid Issuance of Securities, etc.

2.8.1. Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized Common Stock of the Company conforms in all material respects to all statements relating thereto contained in the Preliminary Prospectus, the Prospectus and the Registration Statement. The offers and sales of the outstanding shares of Common Stock were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers of such shares of Common Stock, exempt from such registration requirements.

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2.8.2. Securities Sold Pursuant to this Agreement. The Public Securities have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Public Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Public Securities has been duly and validly taken. The Public Securities conform in all material respects to all statements with respect thereto contained in the Preliminary Prospectus, the Prospectus and the Registration Statement. The Warrant Shares issuable upon exercise of the Underwriters’ Warrants have been reserved for issuance upon the exercise thereof and, when issued in accordance with the terms of such securities will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; and all corporate action required to be taken for the authorization, issuance and sale of the Warrant Securities has been duly and validly taken. The Warrant Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement.

2.9. Registration Rights of Third Parties. Except as set forth in the Preliminary Prospectus, the Prospectus and the Registration Statement, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

2.10. Validity and Binding Effect of Agreements. This Agreement has been duly and validly authorized by the Company, and, when executed and delivered, will constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal or state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

2.11. No Conflicts, etc. The execution, delivery, and performance by the Company of this Agreement and all ancillary documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party; (ii) result in any violation of the provisions of the Certificate of Incorporation of the Company (as the same may be amended from time to time, the “Certificate of Incorporation”); or (iii) result in the Company’s violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business constituted as of the date hereof.

2.12. No Defaults; Violations. No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any term or provision of its Certificate of Incorporation, or in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

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2.13. Corporate Power; Licenses; Consents.

2.13.1. Conduct of Business. Except as described in the Preliminary Prospectus, the Prospectus and the Registration Statement, the Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Preliminary Prospectus and the Prospectus. The disclosures in the Preliminary Prospectus, the Prospectus and the Registration Statement concerning the effects of Federal, state, local and foreign regulation on this Offering and the Company’s business purpose as currently contemplated are correct in all material respects.

2.13.2. Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the securities and the consummation of the transactions and agreements contemplated by this Agreement and as contemplated by the disclosures in the Preliminary Prospectus and the Prospectus, except with respect to applicable Federal and state securities laws and regulations and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

2.14. D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s officers and directors immediately prior to the Offering, as well as in the Lock-Up Agreement provided to the Underwriters, is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires completed by each such officer or director to become inaccurate and incorrect. To the extent that information in the Preliminary Prospectus, the Prospectus or the Registration Statement differs from the information provided in a Questionnaire, the information in the Preliminary Prospectus, the Prospectus and the Registration Statement will be deemed to supersede and replace the information in such Questionnaire.

2.15. Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or, to the Company’s knowledge, any executive officer or director that is required to be disclosed in the Preliminary Prospectus, the Prospectus and the Registration Statement which has not been disclosed therein or in connection with the Company’s listing application for the listing of the shares of Common Stock on the Nasdaq Capital Market.

2.16. Good Standing. The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the Delaware as of the date hereof, and is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a Material Adverse Effect (as defined in Section 2.21).

2.17. Stop Orders. To the Company’s knowledge, the Commission has not issued any order preventing or suspending the use of the Preliminary Prospectus or Prospectus or any part thereof.

2.18. Transactions Affecting Disclosure to FINRA.

2.18.1. Finder’s Fees. Except as described in the Preliminary Prospectus, the Prospectus and the Registration Statement, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any of its officers or directors with respect to the sale of the securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its shareholders that may affect the Underwriters’ compensation, as determined by FINRA.

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2.18.2. Payments Within Twelve Months. Except as described in the Preliminary Prospectus, the Prospectus and the Registration Statement, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any FINRA member; or (iii) to the Company’s knowledge, to any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the Effective Date, other than payments to the Underwriters as provided hereunder in connection with the Offering.

2.18.3. Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

2.18.4. FINRA Affiliation. To the Company’s knowledge, no officer, director or any beneficial owner of the Company’s unregistered securities (other than the record or beneficial holders of the Convertible Notes) has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA) except as set forth in the Registration Statement. The Company will advise the Representative if it learns that any officer, director or owner of at least 5% of the Company’s outstanding shares of Common Stock (or securities convertible into shares of Common Stock) is or becomes within 40 days of the Effective Date an affiliate or associated person of a FINRA member participating in the Offering.

2.19. Foreign Corrupt Practices Act. Neither the Company nor any of the directors, employees or officers of the Company or, to its knowledge, any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a Material Adverse Effect as reflected in any of the financial statements contained in the Preliminary Prospectus, the Prospectus or (iii) if not continued in the future, might have a Material Adversely Effect. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

2.20. Officers’ Certificate. Any certificate pursuant to this Agreement signed by any duly authorized officer of the Company and delivered to the Representative shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.21. Possession of Licenses and Permits. The Company and each subsidiary (A) possesses the licenses, permits, certificates, authorizations, consents and approvals (collectively, “Governmental Licenses”) issued by the appropriate governmental entities necessary to conduct its business as currently conducted as described in the Preliminary Prospectus, the Prospectus and the Registration Statement, and (B) has obtained all necessary Governmental Licenses from other persons necessary to conduct its business, except, in each case of clauses (A) and (B), (i) as described in the Preliminary Prospectus, the Prospectus and the Registration Statement or (ii) to the extent that any failure to possess any Governmental Licenses, provide any notice, make any filing, or obtain any Governmental Licenses would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the assets, business or operations of the Company or its subsidiaries taken as a whole (“Material Adverse Effect”); none of the Company and subsidiaries is in violation of, or in default under, any Governmental License, as except as would not reasonably be expected to have a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor the Subsidiary has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

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2.22. Title to Property. The Company and its subsidiaries have legal and valid title to all assets and properties described as owned by it in the Preliminary Prospectus, the Prospectus and the Registration Statement (whether through fee ownership, mineral estates or similar rights of ownership), in each case free and clear of all liens, except for a first priority lien on all of the assets of the Company securing the Company’s obligations under the Convertible Notes or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and any real property or personal property held under lease by the Company or a subsidiary, as applicable, is held under a lease that is valid, existing and enforceable by the Company or the subsidiary, as applicable, with such exceptions as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and neither the Company nor any subsidiary has received any written notice of any material claim that is adverse to the rights of the Company or a subsidiary under any the lease.

2.23. Possession of Intellectual Property. The Company owns or possesses all licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how as are necessary for the conduct of its business as described in the Preliminary Prospectus, the Prospectus and the Registration Statement (collectively, “Intellectual Property”), except where the failure to own or possess such Intellectual Property would not reasonably be expected to have a Material Adverse Effect. The Company has not received written notice of any infringement of or conflict with (and the Company does not know of any such infringement of or conflict with) asserted rights of others with respect to any Intellectual Property that would reasonably be expected to have a Material Adverse Effect.

2.24. Company IT Systems. The Company owns or has a valid right to access and use all computer systems, networks, hardware, software, databases, websites and equipment used to process, store, maintain and operate data, information and functions necessary for the conduct of its business (the “Company IT Systems”), except where the failure to own or have right to access the Company IT Systems would not reasonably be expected to have a Material Adverse Effect. The Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company as currently conducted, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

2.25. Environmental Laws. Except as described in the Preliminary Prospectus, the Prospectus and the Registration Statement, (A) neither the Company nor any subsidiary is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), except for those violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (B) each of the Company and its subsidiaries has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance in all material respects with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any subsidiary, and (D) to the Company’s knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any subsidiary relating to Hazardous Materials or any Environmental Laws.

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2.26. Payment of Taxes. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or where such matters are the result of a pending bona fide dispute with taxing authorities, (A) the Company and its subsidiaries have accurately prepared and timely filed all federal, state, foreign and other tax returns or other statements that are or were required to be filed by it, if any, and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which it is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), (B) no deficiency assessment with respect to a proposed adjustment of the Company’s or subsidiary’s federal, state, local or foreign taxes is pending or, to the Company’s knowledge, threatened, (C) since the date of the most recent audited financial statements, neither the Company nor any subsidiary has incurred any liability for taxes other than in the ordinary course of its business, and (D) there is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any subsidiary.

2.27. Insurance. The Company carries, or is covered by, insurance (issued by insurers of recognized financial responsibility to the Company’s knowledge) in such amounts and covering such risks as is appropriate for the conduct of its entire business and the value of its assets, all of which insurance is in full force and effect in all material respects.

2.28. Investment Company Act. The Company is not, nor upon the sale of the Public Securities as contemplated herein and the application of the net proceeds therefrom as described in the Preliminary Prospectus, the Prospectus and the Registration Statement under the caption “Use of Proceeds”, will the Company be, an “investment company” or an entity “controlled” by an “investment company” (as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

2.29. Employment Laws Compliance. The Company has not violated, or received any notice of any violation with respect to, any law, rule, regulation, order, decree or judgment applicable to it and its business, including those relating to transactions with affiliates, environmental, safety or similar laws, federal or state laws relating to discrimination in the hiring, promotion or pay of employees, federal or state wages and hours law, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, except for those violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

2.30. Money Laundering Laws. The Company has not, and, to the Company’s knowledge, none of the officers, directors, employees or agents purporting to act on behalf of the Company or a subsidiary, as applicable, has, made any payment of funds of the Company or a subsidiary or received or retained any funds in violation of any law, rule or regulation relating to the “know your customer” and anti-money laundering laws of any jurisdiction (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any governmental entity involving the Company or a subsidiary with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

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2.31. OFAC. The Company has not, and, to the Company’s knowledge, none of the respective directors, officers, agents or employees purporting to act on behalf of the Company or a subsidiary, as applicable, is currently the target of or reasonably likely to become the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company and its subsidiaries will not directly or indirectly use the proceeds of the offering of the Public Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently the target of any U.S. sanctions administered by OFAC.

2.32. Lock-up agreements. Each of the Company’s officers, directors, employees and stockholders beneficially owning 5% or more of the shares of Common Stock immediately prior to the conversion of the Convertible Notes and this Offering (the “Lock-Up Parties”) have agreed that for a period of one year, (the “Lock-Up Period”) from the effective date of the Registration Statement, such persons and their affiliated parties shall not sell, contract to sell, grant any option for the sale or otherwise dispose of any of our equity securities, or any securities convertible into or exercisable or exchangeable for our equity securities, without the consent of the Representative. The Representative may consent to an early release from the Lock-Up period if, in its opinion, the market for shares of Common Stock would not be adversely impacted by sales and in cases of financial emergency of an officer, director or other stockholder. The Company has caused each of the Lock-Up Parties to deliver to the Representative the agreements of each Lock-Up Parties to the foregoing effect prior to the date that the Company requests that the Commission declare the Registration Statement effective under the Act.

2.33. Subsidiaries. Annex 2 to this Agreement sets forth the ownership of all direct and indirect subsidiaries of the Company (each a “subsidiary” and together the “subsidiaries”). All direct and indirect subsidiaries of the Company are duly organized and in good standing under the laws of the place of organization or incorporation, and each such subsidiary and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a Material Adverse Effect.

2.34. Related Party Transactions. Except as disclosed in the Prospectus and the Registration Statement, there are no business relationships or related party transactions involving the Company or any other person required to be described in the Prospectus that have not been described as required.

2.35. Board of Directors. The Board of Directors of the Company is comprised of the persons set forth under the heading of the Prospectus captioned “Management”. The qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of the Nasdaq Capital Market. At least one member of the Board of Directors of the Company qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of the Nasdaq Capital Market. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent” as defined under the rules of the Nasdaq Capital Market.

2.36. Sarbanes-Oxley Compliance.

2.36.1. Disclosure Controls. The Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 of the Exchange Act, and such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

2.36.2. Compliance. On the Effective Date, the Company was in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 applicable to it, and has implemented such programs and taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefore) with all the material provisions of the Sarbanes-Oxley Act of 2002.

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3. Covenants of the Company. The Company covenants and agrees as follows:

3.1. Amendments to Registration Statement. The Company will deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date, and it will not file any such amendment or supplement to which the Representative shall reasonably object in writing.

3.2. Federal Securities Laws.

3.2.1. Compliance. During the time when a Prospectus is required to be delivered under the Act, the Company will use its best efforts to comply with all requirements imposed upon it by the Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Public Securities in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Public Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Representative promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act. The Representative shall be responsible for the costs, including the Company’s legal and accounting fees, associated with the preparation of any amendments or supplements to the Prospectus or Registration Statement three months after the Effective Date.

3.2.2. Filing of Final Prospectus. The Company will file the Prospectus (in form and substance satisfactory to the Representative) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

3.2.3. Exchange Act Registration. For a period of three years from the Effective Date, the Company will use its best efforts to maintain the registration of the shares of Common Stock under the provisions of the Exchange Act. The Company will not deregister the shares of Common Stock under the Exchange Act without the prior written consent of the Representative. The foregoing requirements shall automatically terminate in the event that the Company, directly or indirectly, in one or more related transactions, (1) sells, lease, licenses, assigns, transfers, conveys or otherwise disposes of all or substantially all of its respective properties or assets to any other person, or (2) consummates a stock or share purchase agreement or other business combination (including, without limitation, a merger, consolidation, reorganization, recapitalization, spin-off or scheme of arrangement) with any other person whereby such other person acquires more than 50% of the outstanding shares of the Company’s voting stock.

3.2.4. Free Writing Prospectuses. The Company represents and agrees that it has not made and will not make any offer relating to the Public Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 of the 1933 Act, without the prior consent of the Representative. Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that its will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus” as defined in Rule 433, and has complied and will comply with the applicable requirements of Rule 433 of the 1933 Act, including timely Commission filing where required, legending and record keeping.

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3.3. Delivery to Underwriters of Prospectuses. The Company will deliver to each of the several Underwriters, without charge, except as provided in Ssection 3.2.1, from time to time during the period when the Prospectus is required to be delivered under the Act or the Exchange Act such number of copies of each Prospectus as such Underwriters may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to the Representative two original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts. [NB: I assume we are not printing the definitive prospectus in which case this should be deleted or modified to provide for a digital prospectus.]

3.4. Effectiveness and Events Requiring Notice to the Representative. The Company will use its best efforts [NB: This clause seems to be unnecessary in light of Section 3.2.1] notify the Representative immediately and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in this Section 3.4 hereof that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

3.5. Financial Public Relations Firm. As of the Effective Date, the Company shall have retained a financial public relations firm (“I.R.”) reasonably acceptable to the Representative, and the Company shall retain such firm or another firm for a period of not less than two years after the Effective Date.

3.6. Reports to the Representative.

3.6.1. Periodic Reports, etc. For a period of three years from the Effective Date, the Company will furnish to the Representative copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and also promptly furnish to the Representative: (i) a copy of each periodic report the Company shall be required to file with the Commission; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company; (iii) a copy of each Form 8-K prepared and filed by the Company; (iv) five copies of each Registration Statement; (v) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request; provided the Representatives shall sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representative in connection with the Representative’s receipt of such information. Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been delivered to the Representative pursuant to this Section.

3.6.2. Transfer Sheets. For a period of three years from the Effective Date, the Company shall retain a transfer and registrar agent acceptable to the Representative (the “Transfer Agent”) and will furnish to the Representatives at the Company’s sole cost and expense such transfer sheets of the Company’s securities as the Representative may reasonably request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and DTC. VStock Transfer, LLC is acceptable to the Underwriters to act as Transfer Agent for the Company’s shares of Common Stock.

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3.6.3. Trading Reports. During such time as the Public Securities are listed on Nasdaq Capital Market the Company shall provide to the Representative, at its expense, such reports published by the Nasdaq Capital Market relating to price trading of the Public Securities, as the Representative shall reasonably request.

3.7. Payment of Expenses.

3.7.1. General Expenses Related to the Offering. Except as provided in Section 3.2.1, the Company hereby agrees to pay all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (i) all filing fees and communication expenses relating to the registration of the Public Securities to be sold in the Offering with the Commission; (b) all filing fees associated with the review of the Offering by FINRA; (c) all fees and expenses relating to the listing of the shares of Common Stock on NASDAQ and such other stock exchanges as the Company and the Underwriter together determine; (d) all fees, expenses and disbursements relating to background checks obtained by the Company of the Company’s officers and directors and the Company to verify the disclosure in the Registration Statement; (e) all fees, expenses and disbursements relating to the registration or qualification of the Public Securities under the “blue sky” securities laws of such states and other jurisdictions as the Representative may reasonably designate; (f) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Public Securities under the securities laws of such foreign jurisdictions as the Underwriters may reasonably designate; (g) the costs of all mailing and printing of the Registration Statements, Preliminary Prospectuses, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Underwriters may reasonably deem necessary; (h) the costs and expenses of its public relations firm, if any; (i) the costs of preparing, printing and delivering certificates representing the Public Securities and fees and expenses of the Transfer Agent for the shares of Common Stock; (j) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriters; (k) the fees and expenses of the Company’s accountants; (l) the fees and expenses of the Company’s legal counsel and other agents and representatives; and (m) the Company’s actual “road show” expenses for the Offering. The Representative has the right to deduct from the net proceeds of the Offering any advance made by the Underwriters to pay for the expenses of the Company.

3.7.2. Non-accountable Expenses. The Company further agrees that, in addition to the expenses payable pursuant to Section 3.7.1, on the Closing Date it will pay to the Representative a non-accountable expense allowance equal to $185,000 by deduction from the proceeds of the Offering contemplated herein.

3.8. Application of Net Proceeds. The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Estimated Use Of Proceeds” in the Prospectus.

3.9. Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Act) covering a period of at least twelve consecutive months beginning after the Effective Date.

3.10. Stabilization. Neither the Company, nor, to its knowledge, any of its employees, directors or stockholders (without the consent of the Representative) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock.

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3.11. Internal Controls. The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.12. Accountants. As of the Effective Date, the Company shall retain Armanino or other independent public accountants reasonably acceptable to the Representative, and the Company shall continue to retain a nationally recognized independent certified public accounting firm for a period of at least three years after the Effective Date.

3.13. 3.14. No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual in nature and that none of the Underwriters or their affiliates or agents shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement.

4. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters to purchase and pay for the Public Securities, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any, and to the performance by the Company of its obligations hereunder and to the following conditions:

4.1. Regulatory Matters.

4.1.1. Effectiveness of Registration Statement. The Registration Statement shall have become effective not later than 5:00 P.M., Eastern time, on the date of this Agreement or such later date and time as shall be consented to in writing by you, and, at each of the Closing Date and the Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

4.1.2. FINRA Clearance. By the Effective Date, the Representative shall have received oral clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

4.1.3. Nasdaq Clearance. On the Closing Date, the Company’s shares of Common Stock, including the Public Securities, shall have been approved for listing on the Nasdaq Capital Market.

4.1.4. Free Writing Prospectuses. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter. Any such free writing prospectus consented to by the Company is hereinafter referred to as an “Underwriter Free Writing Prospectus.” [NB: This is a covenant (not a condition) and should be relocated to a more appropriate spot.]

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4.2. Company Counsel Matters.

4.2.1. Closing Date Opinion of Counsel. On the Closing Date, the Representative shall have received the favorable opinion of Greenberg Traurig, LLP, counsel to the Company (“GT”), dated the Closing Date, addressed to the Representative, in form and substance reasonably satisfactory in all respects to the Representative. [NB: we are generally OK with the text of the opinion, but would prefer not to put in a public document. I assume Armanino feels the same way about the comfort letter.]

The opinion of GT shall include a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, the Underwriters and the independent registered public accounting firm of the Company, at which conferences the contents of the Preliminary Prospectus, the Prospectus and Registration Statement contained therein and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Preliminary Prospectus, the Prospectus and the Registration Statement contained therein, solely on the basis of the foregoing without independent check and verification, no facts have come to the attention of such counsel which lead them to believe that the Registration Statement or any amendment thereto, at the time the Registration Statement or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or the Prospectus or any amendment or supplement thereto, at the time they were filed pursuant to Rule 424(b) or at the date of such counsel’s opinion, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading (except that such counsel need express no view and shall not be deemed to have rendered an opinion with respect to the financial information and statistical data). The Registration Statement and the Prospectus and any post-effective amendments or supplements thereto (other than the financial statements including notes and schedules, financial data and statistical data included therein, as to which no opinion need be rendered) each as of their respective dates complied as to form in all material respects with the requirements of the Act and Regulations.

4.2.4 Option Closing Date Opinion of Counsel. On the Option Closing Date, if any, the Representative shall have received the favorable opinion of GT, dated the Option Closing Date, addressed to the Representative and in form and substance reasonably satisfactory to the Representative, confirming as of the Option Closing Date, the statements made by such counsel in its opinion delivered on the Closing Date.

4.2.5. Reliance. In rendering its opinion, GT may rely: (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Representative) of other counsel reasonably acceptable to the Representative, familiar with the applicable laws; and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to GEAB&P if requested. The opinion of GT and any opinion relied upon by GT shall include a statement to the effect that it may be relied upon by counsel for the Underwriters in its opinion delivered to the Underwriters.

4.3. Cold Comfort Letter. At the time this Agreement is executed, and at each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a letter in form and substance satisfactory in all respects to the Representative and to GEAB&P from Armanino dated, respectively, as of the date of this Agreement and as of the Closing Date and the Option Closing Date, if any, with respect to the financial statements and certain financial information contained in the Preliminary Prospectus, the Prospectus and the Registration Statement.

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4.4. Officers’ Certificates.

4.4.1. Officers’ Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Chairman of the Board and Chief Executive Officer of the Company, who can be the same person, dated the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or the Option Closing Date, as the case may be, and that the conditions set forth in Section 4.5 hereof have been satisfied as of such date and that, as of the Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct in all material respects. In addition, the Representative will have received such other and further certificates of officers of the Company as the Representative may reasonably request.

4.4.2. Secretary’s Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date or the Option Date, as the case may be, respectively, certifying: (i) that the Certificate of Incorporation is true and complete, has not been modified and is in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified; (iii) all correspondence between the Company or its counsel and the Commission; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

4.5. No Material Changes. Prior to and on each of the Closing Date and the Option Closing Date, if any: (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus taken as a whole; (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any officers or directors before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, or financial condition or income of the Company, except as set forth in the Registration Statement and Prospectus; (iii) no stop order shall have been issued under the Act and no proceedings therefore shall have been initiated or threatened by the Commission; and (iv) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and shall conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6. Delivery of Agreements.

4.6.1. Effective Date Deliveries. On the Effective Date, the Company shall have delivered to the Representative executed copies of this Agreement, the Underwriters’ Warrant Agreement and the Lock-Up Agreement.

4.6.2. Closing Date Deliveries. On the Closing Date, the Company shall have delivered to the Underwriters the Firm Shares, and on the Option Closing Date, if any, the Company shall have delivered to the Underwriters the Option Shares.

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5. Indemnification.

5.1. Indemnification of Underwriters.

5.1.1 General. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each of the Underwriters, and each dealer selected by the Representative that participates in the offer and sale of the Public Securities (each a “Selected Dealer”) and each of their respective directors, officers and employees and each person, if any, who controls any such Underwriter (“Controlling Person”) within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriters and the Company or between any of the Underwriters and any third party or otherwise) (collectively, “Loss”) to which they or any of them may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i)  the Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time each may be amended and supplemented); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Public Securities, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (iii) any application or other document or written communication (in this Section 5, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Public Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, Nasdaq Capital Market or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with the Underwriters’ Information. The Company agrees promptly to notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale of the Public Securities or in connection with the Registration Statement or Prospectus.

5.1.2. Procedure. If any action is brought against an Underwriter, a Selected Dealer or a Controlling Person in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, such Underwriter or such Selected Dealer shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter or such Selected Dealer, as the case may be) and payment of actual expenses. Such Underwriter, such Selected Dealer or Controlling Person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter, such Selected Dealer or Controlling Person unless (i) counsel for the Representative reasonably determines that it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and the party being indemnified, or (ii) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, or (iii) the Company shall not have employed counsel to have charge of the defense of such action, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by the Underwriter, Selected Dealer and/or Controlling Person shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if any Underwriter, Selected Dealer or Controlling Person shall assume the defense of such action as provided above, the Company shall have the exclusive right to settle the claim or proceeding provided that the Company will not settle any such claim, action or proceeding without the prior written consent of the Representative, which will not be unreasonably withheld. The Company shall not be liable under this Section 5.1 for any settlements entered into by an Underwriter, Selected Dealer or Controlling Person without the Company’s prior written consent, which shall not be unreasonable withheld, delayed or conditioned.

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5.2. Indemnification of the Company. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all Loss, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in the Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with the Underwriters’ Information. In case any action shall be brought against the Company or any other person so indemnified based on the Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 5.1.2.

5.3 Contribution.

5.3.1. Contribution Rights. In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Section 5 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5, then, and in each such case, the Company and the Underwriters shall contribute to the aggregate Losses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 5.3.1, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Public Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay in respect of such Losses. For purposes of this Section, each director, officer and employee of an Underwriter or the Company, as applicable, and each person, if any, who controls an Underwriter or the Company, as applicable, within the meaning of Section 15 of the Act shall have the same rights to contribution as such Underwriter or the Company, as applicable.

5.3.2. Contribution Procedure. Within fifteen days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the omission to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available. Each Underwriter’s obligations to contribute pursuant to this Section 5.3 are several and not joint.

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6. Default by an Underwriter.

6.1. Default Not Exceeding 10% of Firm Shares or Option Shares. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Shares or the Option Shares, if the Over-allotment Option is exercised, hereunder, and if the number of the Firm Shares or Option Shares with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Shares or Option Shares that all Underwriters have agreed to purchase hereunder, then such Firm Shares or Option Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

6.2. Default Exceeding 10% of Firm Shares or Option Shares. In the event that the default addressed in Section 6.1 relates to more than 10% of the Firm Shares or Option Shares, you may in your discretion arrange for yourself or for another party or parties to purchase such Firm Shares or Option Shares to which such default relates on the terms contained herein. If, within one (1) Business Day after such default relating to more than 10% of the Firm Shares or Option Shares, you do not arrange for the purchase of such Firm Shares or Option Shares, then the Company shall be entitled to a further period of one (1) Business Day within which to procure another party or parties satisfactory to you to purchase said Firm Shares or Option Shares on such terms. In the event that neither you nor the Company arrange for the purchase of the Firm Shares or Option Shares to which a default relates as provided in this Section 6, this Agreement will automatically be terminated by you or the Company without liability on the part of the Company (except as provided in Sections 3.10 and 5 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided, however, that if such default occurs with respect to the Option Shares, this Agreement will not terminate as to the Firm Shares; and provided further that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other Underwriters and to the Company for damages occasioned by its default hereunder.

6.3. Postponement of Closing Date. In the event that the Firm Shares or Option Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five (5) Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement or the Prospectus that in the opinion of counsel for the Underwriter may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such securities.

7. Additional Covenants.

7.1. Board Composition and Board Designations. The Company shall ensure that: (i) the qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and with the listing requirements of the NYSE, the NYSE MKT, NASDAQ or any other national securities exchange or national securities association, as the case may be, in the event the Company seeks to have its Public Securities listed on another exchange or quoted on an automated quotation system, and (ii) if applicable, at least one member of the board of directors qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

7.2. Prohibition on Press Releases and Public Announcements. The Company will not issue press releases or engage in any other publicity, without the Representative’s prior written consent, for a period ending at 5:00 p.m. Eastern time on the first business day following the 40th day following the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business.

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7.3. Blue Sky Compliance. The Company shall be responsible for the qualification or registration of the Public Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions in the United States designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the shares of Common Stock, if such filings are so required. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Public Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment. The Company will, from time to time, prepare and file such statements, reports, certificates, notices and other forms and documents as are or may be required to continue such qualifications in effect for so long as the Representative may request for the distribution of the Public Securities.

8. Effective Date of this Agreement and Termination Thereof.

8.1. Effective Date. This Agreement shall become effective when both the Company and the Representative have executed the same and delivered counterparts of such signatures to the other party.

8.2. Termination. You shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the NYSE Euronext, the NASDAQ Global Market or the NASDAQ Capital Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a new war or an increase in major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Firm Shares or Option Shares, or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder, or (viii) if the Representative shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions as in the Representative’s reasonable judgment would make it impracticable to proceed with the offering, sale and/or delivery of the securities or to enforce contracts made by the Underwriters for the sale of the securities.

8.3. Expenses. Except in the case of a default by the Underwriters pursuant to Section 6.2 above or termination pursuant to Section 8.2(i)-(v), in which case each party shall be obligated for its own fees and expenses, in the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to the Underwriters their actual and accountable out of pocket expenses related to the transactions contemplated herein up to a maximum of $185,000 for all such expenses.

8.4. Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall not be in any way effected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

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9. Miscellaneous.

9.1. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by either facsimile transmission or electronic mail and in either case confirmed and shall be deemed given when so delivered or faxed or emailed and confirmed or if mailed, two days after such mailing.

If to the Representative:

National Securities Corporation

410 Park Avenue, 14th Floor

New York, NY 10022

Attn:

Fax No.:

Email:

Copy to (which shall not constitute notice):

Golenbock Eiseman Assor Bell & Peskoe LLP

437 Madison Avenue, 40th Floor

New York, NY 10022

Attn: Andrew D. Hudders, Esq.

Fax: (212) 754-0330

Email:

If to the Company:

Aqua Metals, Inc.

501 23rd Avenue

Oakland, CA 94606

Attn: Stephen R. Clarke

Fax: (510) __________

Email: Steve.Clarke@aquametals.com

Copy to (which shall not constitute notice):

Greenberg Traurig, LLP

3161 Michelson Drive, Suite 1000

Irvine, CA 92612

Attn: Daniel K. Donahue, Esq.

Fax: (949) 732-6501

Email: donahued@gtlaw.com

9.2. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

9.3. Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

9.4. Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

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9.5. Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Representative, the Underwriters, the Company and the controlling persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from any of the Underwriters.

9.6. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

9.7. Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

9.8. Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

[SIGNATURE PAGE FOLLOWS]

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If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

AQUA METALS, INC.

By:
Name:
Title:

Accepted on the date first above written.

NATIONAL SECURITIES CORPORATION

By:
Name:
Title:

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SCHEDULE 1

Name of Underwriter	Number of Firm Shares
National Securities Corporation	[ ]

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